Exhibit List

1. Agreement and Declaration of Trust,
effective December 3, 20021
2. Certificate of Trust, as filed with the State of Delaware on December 3, 20021
3. By-Laws, as approved by the Board of Trustees on December 3, 2002 1
4. Investment Advisory Agreement between the Registrant and UBS Global Asset Management (US) Inc. on behalf of Series M, dated October 8, 20032
5. Investment Advisory Agreement between the Registrant and UBS Global Asset Management (US) Inc. on behalf of
Series T, dated October 8, 20032

Notes

1 Incorporated by reference to the Initial Registration
Statement on Form N-1A as filed with the Securities and Exchange Commission via EDGAR on April 1, 2003
2 Incorporated by reference to the Registration Statement on Form N-1A as filed with the Securities and Exchange Commission via EDGAR on October 8, 2003